Exhibit 99

Titan International Announces the Withdraw of 2013 Guidance

Quincy, IL. - Titan International, Inc. (NYSE: TWI)
September 19, 2013

Titan International, Inc. today announced that it is withdrawing the elements of its 2013 guidance relating to revenue and EBITDA. The Company does not anticipate issuing any further updated guidance until its 2014 guidance is issued by January 2014.

Safe harbor statement:

This press release includes forward-looking statements that involve risks and uncertainties, including risks as detailed in Titan International, Inc.'s periodic filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2012. The Company cautions that any forward-looking statements included in this press release are subject to a number of risks and uncertainties and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Titan International, Inc., a holding company, owns subsidiaries that supply wheels, tires, assemblies and undercarriage product for off-highway equipment used in agricultural, earthmoving/construction and consumer applications. For more information, visit www.titan-intl.com.

Contact: Krista Gray, Director of IR & Communications
krista.gray@titan-intl.com; 217-221-4773